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                                                                     Exhibit 10

                             EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Employment Agreement") is made and entered effective as of this 3rd day of May 2000, by and between HA-LO Industries, Inc., an Illinois corporation ("Employer"), and Brad Keywell (hereafter "Executive").

      WHEREAS, the Employer is engaged in the business of the sale, marketing and distribution of advertising specialty, premium and promotional products, promotion marketing, brand strategy and identity, presence marketing, consumer event marketing and telemarketing (the "Business");

      WHEREAS, the Employer provides products and services to a wide range of customers throughout the world, and during the course thereof, Employer has established (and will continue to establish) customer bases, customer lists and ongoing relationships with its customers;

      WHEREAS, contemporaneously with the execution hereof, a subsidiary of the Employer has merged with Starbelly.com, Inc., a Delaware corporation f/k/a TheZebra.com, Inc. ("SBC"), pursuant to that certain Agreement and Plan of Merger and Plan of Reorganization dated January 17, 2000 by and among such subsidiary, the Employer and SBC (the "Merger Agreement");

      WHEREAS, Executive has had, as an employee of SBC, direct and substantial exposure to the customers and prospective customers of SBC;

      WHEREAS, Executive will continue to be granted direct and substantial exposure to the customers and prospective customers of the Employer, and during the term of this Employment Agreement, Executive may have direct and substantial exposure to the customers and prospective customers of other entities owned or controlled by the Employer (all such entities, inclusive of the Employer, are hereafter collectively "Related Entities");

      NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Executive and the Employer, intending to be legally bound, hereby agree as follows:

      1. Recitals. Each of the above recitals is incorporated in this Employment Agreement and shall be binding upon the parties hereto. This Employment Agreement supersedes any and all previous agreements, understandings and commitments relating to Executive's employment with the Employer. Executive understands and agrees that each such agreement, understanding and commitment relating to his continued employment with the Employer is revoked and cancelled, with no further rights or obligations on the part of either party thereto. Executive acknowledges and agrees that

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Executive's execution and performance of this Employment Agreement is a material inducement to and a condition of the Employer's execution of the Merger
Agreement.

      2. Employment; Duties. The Employer hereby agrees to employ Executive, and Executive hereby accepts such employment, as the President of Employer, on the terms and subject to the conditions set forth herein. During the "Term" (as hereafter defined), Executive shall devote his best efforts and substantially all of his business time to the performance of all duties pertaining to such position as are customary for similarly situated executives of companies engaged in businesses similar to the Employer or as shall be assigned to him consistent with such position from time to time by the chief executive officer of the Employer (the "CEO"). Further, Executive shall not be gainfully employed other than pursuant to this Agreement. However, Executive may be involved in charitable work, service on boards of directors of other companies, manage his personal investments, offer guidance to others and wind-down his historical business activities (other than the business of SBC) so long as such activities do not unreasonably interfere with Executive's time commitment to the Employer as contemplated by this Agreement and do not constitute a breach by Executive of any of his covenants contained in Sections 8 through 12 hereof. Any compensation or remuneration received by Executive on account of the activities in the immediately preceding sentence may be retained by Executive. The performance of Executive's duties hereunder shall be, at all times, subject to the supervision, advice and direction of the CEO.

      Executive shall have the right during the Term to nominate himself to serve on the Board. Subject to the fiduciary duties of the Board as required under applicable law, the Employer agrees to cause such nominee to be included in the Board and management slate of nominees presented to stockholders for election as directors.

      3. Compensation.

            (a) Base Salary. In consideration of the services to be rendered by Executive to the Employer pursuant to this Agreement, during the Term, the Employer agrees to pay to Executive an annual Base Salary of Three Hundred Thousand Dollars ($300,000) (subject to applicable withholdings), payable in installments in accordance with the Employer's normal payroll practices ("Base Salary").

            (b) Bonus. Executive shall participate, in a manner commensurate with other key executives of the Employer, in an Executive Bonus Plan to be adopted by the Employer and mutually agreeable to Executive and the CEO ("Bonus Compensation").


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      4. Fringe Benefits. Subject to applicable law, and the rules and policies adopted by the Board from time to time, the Employer shall provide Executive with such non-performance related fringe benefits, as are provided generally to the executive employees of the Employer, as a group.

      5. Expense Reimbursement. Subject to the rules, policies and regulations of the Employer in effect from time to time and applicable to its employees, Executive shall be entitled to reimbursement by the Employer of the reasonable and customary travel, business entertainment and other business-related expenses incurred by him in carrying out his duties under this Employment Agreement.

      6. Termination.

            (a) Termination. The term of this Employment Agreement (the "Term") and Executive's employment hereunder shall commence as of the date hereof and, except as otherwise provided herein, terminate at the earlier of (i) the third (3rd) anniversary of the date hereof, or (ii) the first to occur of any of the following events: (A) the mutual agreement of the Employer and Executive to so terminate this Employment Agreement, (B) the death or "disability" (as hereafter defined) of Executive, (C) the Employer's written election to terminate this Employment Agreement and Executive's employment hereunder "for Cause" (as hereafter defined) or not for Cause or (D) the Executive's written election to terminate this Employment Agreement and Executive's employment hereunder "for Good Reason" (as hereinafter defined) or without Good Reason, provided, however, that Executive may not terminate without Good Reason prior to the first anniversary of the date hereof.

            (b) Disability Defined. As used in this Employment Agreement, the term "disability" shall mean any mental, physical or emotional disability or condition which shall last for a continuous period of one hundred and eighty (180) days or more, which disability prevents the Executive from substantially performing his duties hereunder. A disability shall be determined by a physician selected by the Board and reasonably acceptable to Executive who shall be a specialist in internal medicine.

            (c) "For Cause" Defined. As used in this Employment Agreement, the term "for Cause" shall mean any one or more of the following: (1) Executive's conviction of a felony or (2) Executive's refusal to comply with the reasonable directives of the Board of Directors of the Employer (the "Board") which are consistent with Executive's position, and failure to cure same within thirty (30) days following


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      written notice by the Employer. Any decision to terminate for Cause shall only be made by the Board, in good faith, based upon the facts and after having given Executive a reasonable opportunity to appear before the Board to discuss, and make a presentation with respect to, and to cure the matter underlying any prospective termination for Cause.

            (d) "For Good Reason" Defined. As used in this Employment Agreement, the term "for Good Reason" shall mean any one or more of the following:
      (1) any material change in the duties of Executive inconsistent with his position or reduction in Base Salary, (2) a reassignment of Executive to a primary business location outside of the metropolitan Chicago area or (3) upon the Employer's breach of any material representation or covenant set forth in this Employment Agreement and failure to cure same within thirty
      (30) days following written notice by Executive.

            (e) Effect Upon Termination.

                  (i) In the event the Term of this Employment Agreement is
            terminated by reason of death or disability, all rights, duties and obligations of the parties pursuant to this Employment Agreement shall terminate, except to the extent of (A) Executive's Base Salary, Bonus Compensation and unpaid business expenses otherwise payable pursuant to the terms of Section 5 hereof through the date of termination and (B) death or disability benefits receivable pursuant to the Employer's benefit plans.

                  (ii) In the event the Term of this Employment Agreement is terminated (x) by the Employer for Cause or (y) by Executive other than for Good Reason, death or disability, (A) all duties and obligations of the Employer hereunder shall terminate, except to the extent of Executive's Base Salary, Bonus Compensation, benefits and unpaid business expenses otherwise payable pursuant to the terms of
            Section 5 hereof through the date of termination and (B) all other rights and remedies of the Employer shall remain in full force and effect, including but not limited to rights arising from breach of contract (but only if the event resulting in termination occurs prior to the first anniversary of the date hereof) and rights arising pursuant to the matters discussed in Section 6(f) hereof, all such remedies being cumulative. Notwithstanding anything to the contrary herein, money damages and the remedies for breach of contract (other than with respect to a breach of Sections 8 through 12 hereof) shall not be available if the event resulting in termination occurs on or after the first anniversary


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            of the date hereof.

               (iii) In the event that the Term of this Employment Agreement is terminated (x) by Executive for Good Reason or (y) by the Employer other than for Cause, (A) all duties and obligations of Executive hereunder (other than pursuant to Sections 8 and 12) shall terminate and Executive shall continue to be entitled to receive his Base Salary, Bonus Compensation and benefits under the Employer's benefit plans through the end of the Term (as if not terminated), as well as all unpaid business expenses, and (B) all other rights and remedies of Executive shall remain in full force and effect, including but not limited to rights arising from breach of contract, all such remedies being cumulative.

               (iv) In the event Executive's employment shall terminate by reason of the expiration of the Term, unless otherwise provided herein, Executive shall not be entitled to severance pay notwithstanding any contrary policies and practices of HA-LO or the Employer.

                (v) Except in the case of clause (iii) above, all compensation payable upon the termination of the Term of the Agreement shall be paid to Executive within thirty (30) days of the date of the termination of the Term.

            (f) Return of Shares. Pursuant to the Merger Agreement, Bloomfield Partners Family Limited Partnership, a Delaware limited partnership ("Executive's Partnership"), is being issued shares of Common Stock, no par value, and shares of Series A Convertible Preferred Stock, no par value, of HA-LO (the "Merger Shares"). Concurrently with the execution of this Employment Agreement, Executive's Partnership, the Employer and American National Bank and Trust Company of Chicago, as escrow agent, are entering into an Employment Escrow Agreement pursuant to which the Merger Shares described therein (the "Escrow Shares") shall be deposited into escrow and subject (in whole or in part) to forfeiture and return to HA-LO in the circumstances described therein. Executive agrees and acknowledges that the disposition of the Escrow Shares (and any proceeds, if any, from the sale or other transfer thereof) shall be governed by such Employment Escrow Agreement and that Executive shall not, in his individual capacity, have any authority or rights under or pursuant to such escrow agreement.

            (g) Survival of Covenants. Notwithstanding anything herein to the contrary, upon termination of the Term of this


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      Employment Agreement for any reason (other than in the circumstances described in Section 6(e)(iii) hereof), the provisions of this Section 6, and the terms and conditions of Sections 8 through 15 of this Employment Agreement, shall remain in full force and effect, and shall be binding on and enforceable against Executive and the Employer as though (for purposes of Sections 8 through 15) such termination had not occurred. Executive hereby acknowledges that his agreement to the survival of the terms and conditions of Sections 8 through 15 of this Employment Agreement constitute a material inducement to the Employer to enter into this Employment Agreement.

      7. Executive's Representations. Executive hereby represents and warrants to and with the Employer that Executive is not bound by or subject to, and that he has not entered into, any covenants, agreements or restrictions which would be breached or violated by Executive's execution of this Employment Agreement or by Executive's performance of his duties hereunder. Without limiting the generality of the foregoing, Executive is not subject or party to any continuing covenants, agreements or restrictions, whether or not limited in time or geographical scope, arising out of any prior work engagement involving Executive and another party. Executive further represents and warrants to and with Employer that, as of the date hereof, he has not breached or violated any representation, warranty, covenant or agreement set forth in this Employment Agreement, and as of the date hereof there does not exist any breach or violation of any representation, warranty, covenant or agreement set forth in this Employment Agreement.

      8. Confidentiality. Executive acknowledges that by virtue of the corporate offices and positions he maintains pursuant to the terms of this Employment Agreement and while employed by SBC and Employer, he has been and will continue to be granted access to, and has learned and may continue to learn of, information regarding the Related Entities which is of a confidential, private or sensitive nature (e.g., business strategies and goals, financial projections and objectives, advertising campaigns and strategies, graphic designs and other materials, use and utilization of tradenames, trademarks, patents, copyrights and other registrable properties, pricing systems, product and service costs, product and service designs, product and service margins, customer lists and records, customer information, purchaser lists and records, purchaser information, mark-ups and margins, marketing techniques, supplier and vendor information, product content, and, generally, such other confidential information, trade secrets and proprietary information) which give, or may give, the Related Entities an advantage in the marketplace against competitors (all of the foregoing, together with such other data and information intended by its holder to constitute an asset or property the rights in or to which are protectable as against


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third parties, are hereafter collectively referred to as "Proprietary
Information"). The term Proprietary Information does not include any information generally known in the Employer's industry or publicly available other than as a result of a wrongful disclosure by Executive. Executive agrees that during the Term and thereafter, for any reason whatsoever, Executive shall hold and keep confidential all Proprietary Information previously known to him or at any time hereafter disclosed to or learned by him, and Executive shall not directly or indirectly disclose such Proprietary Information to any person, firm, court, governmental agency or corporation, or in any manner use the same, except in connection with the business and affairs of Employer, as required by law or legal process or in connection with any legal proceeding between Executive and the Employer pertaining to this Agreement.

      9. Non-Competition. Subject to Section 6(e)(iii) hereof, Executive covenants that during the Term and for a period of two (2) years thereafter, Executive shall not, directly or indirectly, anywhere in the world, for his own account or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or any other capacity, in any way conduct or engage in any business directly competitive (i) with the Business, (ii) with any other business actually engaged in by a Related Party during the Term or (iii) with the business reasonably contemplated or anticipated to be engaged in by the Related Entities during the period from the date of this Employment Agreement through ______ __, 2005 of which Executive has actual knowledge during the Term or in which Executive has been involved, and for which substantial steps, actions or documentation (such as, without limitation, research and development, hiring and preparation of a business plan) have taken place or been prepared prior to termination of employment ((i), (ii) and (iii), collectively, the "Post-Termination Business"). Notwithstanding any other provision of this Agreement, nothing in this Agreement will restrict or be construed to restrict or preclude Executive from engaging or participating in any business which is not engaged in the Post-Termination Business directly or over the Internet.

      10. Non-Solicitation. Subject to Section 6(e)(iii) hereof, Executive hereby covenants and agrees that during the Term and for a period of two (2) years thereafter, he shall not, as it relates to the Post-Termination Business, directly or indirectly, for his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in any other capacity, in any way solicit, any person or entity which then is, or at any time prior thereto was, a customer or Prospective Customer of a Related Entity which Executive, directly or indirectly, solicited or sold products or services to prior to or during the Term hereof. For purposes of this Employment Agreement, the term "Prospective


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Customer" shall mean any person, firm, partnership, corporation or other entity to which Employee has made a written presentation or proposal, or presented written materials at a meeting, within the one (1) year period immediately prior to the expiration of the Term.

      11. Non-Disturbance. Subject to Section 6(e)(iii) hereof, Executive hereby covenants and agrees that during the Term and for a period of two (2) years thereafter, he shall not, directly or indirectly, for his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in any other capacity, engage, hire or solicit any employee of a Related Entity (other than Eric Lefkofsky) which solicitation or contact may reasonably lead such employee to terminate his employment with such Related Entity.

      12. Inventions and Other Matters. Executive agrees that all ideas, inventions, artwork, images, designs, concepts, discoveries or improvement (collectively the "Inventions") which Executive, individually or with others, may originate or develop (or has heretofore originated and developed) while employed with Employer, relating to the Business or any other business actually engaged in by a Related Party during the Term, or a Related Entity's actual or demonstrably anticipated research or development, shall belong to and be the sole property of the Employer. Executive further agrees to promptly disclose each such Invention to the Employer and to execute such applications, assignments and other documents as may be necessary or convenient to vest in the Employer full title to each such Invention and as may be necessary or convenient to obtain United States and foreign patents, copyrights and trademarks thereon to the extent the Employer may so choose.

      For purposes of this Agreement, an Invention shall be deemed to have been made during the period of the Executive's employment if, during such period, the Invention was conceived, in part or in whole, or first actually reduced to practice, and the Executive agrees that any patent, trademark or copyright application filed within six (6) months after termination of his employment shall be presumed to relate to an Invention made during the term of his employment unless Executive can provide evidence as to the contrary.

      Executive represents and warrants to the Employer that all inventions heretofore developed by Executive during the course of Executive's employment with SBC to be used in respect of the business of SBC belong to and are the sole property of HA-LO Industries, Inc., a Delaware corporation (as the surviving corporation in the merger contemplated by the Merger Agreement), that he has not sold, transferred or assigned any such invention or rights therein to a third party, and that Executive shall


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execute such applications, assignments or other documents as may be necessary or convenient to vest in such surviving corporation full title to each such invention and as may be necessary or convenient to obtain United States and foreign patents, copyrights and trademarks thereon to the extent the Employer may so choose.

      This Section 12 shall not apply to an invention for which no material equipment, supplies or facility, and no confidential information or other trade secret information, of a Related Entity was used and which was developed, consistent with this Agreement, entirely on Executive's own time, unless the invention relates to the Post-Termination Business.

      13. Remedies. Executive acknowledges that compliance with the restrictive covenants set forth in Sections 8 through 12 herein is necessary to protect the business, goodwill and Proprietary Information of the Related Entities, and that a breach of these restrictions may irreparably and continually damage such entity, for which monetary damages may not be adequate. Consequently, Executive agrees that, in the event that he violates or breaches any of such covenants in Sections 8 through 12 of this Agreement, the Employer shall be entitled to both
(1) a temporary, preliminary or permanent injunction in order to prevent the continuation of such harm, and (2) monetary damages insofar as they can be determined. Nothing in this Employment Agreement, however, shall be construed to prohibit an aggrieved entity from pursuing any and all remedies available to it with respect to a violation or breach of any of such covenants in Sections 8 through 12 of this Agreement, the parties having agreed that all remedies are to be cumulative. The parties expressly agree that the Employer may, in its sole discretion, choose to enforce the restrictive covenants in Sections 8 through 12 hereof, in part, or to enforce any of said restrictive covenants to a lesser extent than that set forth herein.

      14. Revision. In the event that any of the provisions, covenants, warranties or agreements in Sections 8 through 12, inclusive, of this Employment Agreement are held to be in any respect an unreasonable or unenforceable restriction or otherwise invalid, for whatsoever cause, then the court so holding shall reduce, and is so authorized to reduce, the territory to which it pertains and/or the period of time in which it operates and/or the scope of activity to which it pertains or effect any other change to the extent necessary to render such provision, covenant, warranty or agreement reasonable, enforceable and valid.


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      15. General Provisions.

            (a) Severability. Each of the terms and provisions of this Employment Agreement is to be deemed severable in whole or in part and, if any term or provision or the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall remain in full force and effect.

            (b) Binding Agreement. This Employment Agreement shall be binding upon the parties, their heirs, successors, personal representatives and assigns. The Employer may assign this Agreement to its successors in interest to the business, or


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      part thereof, of the Employer, provided that the assignee assumes all of the liabilities of the assignor hereunder. Executive may not assign any of his obligations or duties hereunder.

            (c) Controlling Law and Jurisdiction. This Employment Agreement shall be governed by and interpreted and construed according to the laws of the State of Illinois. Executive and the Employer hereby consent to the sole and exclusive jurisdiction of the state and federal courts in Illinois in the event that any disputes arise under this Employment Agreement.

            (d) Attorneys Fees. In the event of a dispute between the parties hereto relative to this Employment Agreement, the prevailing party shall be entitled to reimbursement of its reasonable attorneys fees and expenses.

            (e) Entire Agreement. This instrument and the Agreement and Covenant Not to Compete between the parties hereto contain the entire agreement of the parties with regard to the subject matter hereof, and may not be changed orally, but only by an agreement in writing signed by the parties hereto.

            (f) Failure to Enforce. The failure to enforce any of the provisions of this Employment Agreement shall not be construed as a waiver of such provisions. Further, any express waiver by any party with respect to any breach of any provision hereunder by any other party shall not constitute a waiver of such party's right to thereafter fully enforce each and every provision of the Employment Agreement.

            (g) Headings. All numbers and Section headings are for reference only and are not intended to qualify, limit or otherwise affect the meaning or interpretation of any such Section.

            (h) Notices. All notices which are required, permitted or contemplated hereunder to be given or made shall be given or made in writing by certified mail (return receipt requested) to the Employer at 5980 West Touhy Avenue, Niles, Illinois, 60174, Attention: Chief Executive Officer, and to Executive at the last address shown in Executive's personnel file.

            (i) Gender. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

            (j) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall


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      be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      WHEREFORE, the parties have executed this Agreement on the date and year first above written.

                              HA-LO INDUSTRIES, INC.


                                    By: /s/ John Kelley
                                       --------------------------------
                                          Its: Chief Executive Officer
                                              -------------------------

                                    /s/ Brad Keywell
                                    -----------------------------------
                                    Brad Keywell


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